                                                                   EXHIBIT 10.45
               SECOND AMENDED AND RESTATED FORBEARANCE AGREEMENT
               -------------------------------------------------


                          Dated as of November 1, 2001


VIA FEDERAL EXPRESS
--------------------

Sheffield Steel Corporation
220 N. Jefferson
Sand Springs, Oklahoma 74063
Attn:  Mr. James P. Nolan

     Re: $30,000,000.00 Receivables and Financing Agreement dated as of January 16, 1992 between and among Sheffield Steel Corporation, f/k/a HMK Industries of Oklahoma, Inc., by merger to Sheffield Steel Corporation-Sand Springs and Sheffield Steel Corporation-Joliet and Bank of America, N.A., by merger as successor in interest to NationsBank of Georgia, N.A., (the "Lender"), as amended by that certain First Amendment To Receivable And Inventory Financing Agreement dated as of August 13, 1993, as amended by that certain Agreement And Second Amendment To Financing Agreement dated as of November 1, 1993, as amended by that certain Third Amendment To Receivable And Inventory Financing Agreement dated as of December 12, 1994, as amended by that certain Fourth Amendment To Receivable And Inventory Financing Agreement dated as October 30, 1995, as amended by that certain Fifth Amendment To Receivable And Inventory Financing Agreement dated as of April 19, 1996, as amended by that certain Sixth Amendment To Financing Receivable And Inventory Agreement dated as of December 1, 1997, as amended by that certain Seventh Amendment To Amended And Restated Receivable And Inventory Financing Agreement dated as of December 1, 1997, as amended by that certain Eighth Amendment To Amended And Restated Receivable And Inventory Financing Agreement dated as of April 13, 1999, as amended by that certain Ninth Amendment To Receivable And Inventory Financing Agreement dated as of July 31, 1999, as amended by that certain Tenth Amendment To Receivable And Inventory Financing Agreement dated as of April 29, 2000, as amended by that certain Eleventh Amendment And Waiver To Receivable And Inventory Financing Agreement dated as of February 28, 2001, as amended by that certain Twelfth Amendment To Receivable And

Mr. James P. Nolan
As of November 1, 2001
Page 2

          Inventory Financing Agreement dated as of April 29, 2000, as amended by that certain Eleventh Amendment And Waiver To Receivable And Inventory Financing Agreement dated as of February 28, 2001, as amended by that certain Twelfth Amendment To Receivable And Inventory Financing Agreement dated as of September 1, 2001, as amended by that certain First Amended and Restated Forbearance Agreement dated as of September 12, 2001 (as in effect on the date hereof and as may be hereafter amended or modified, and collectively referred to herein, as the "Financing Agreement").

Dear Mr. Nolan:

     Capitalized terms used in this letter and not otherwise defined or limited herein shall have the meanings attributed to such terms in the Financing Agreement. Reference to "Sections" shall be deemed to refer to the corresponding sections of the Financing Agreement. Reference to "Loan Documents" shall be deemed to refer to agreements, amendments and supplements to documents executed in connection with or related to the Financing Agreement, including without limitation mortgage and security agreements, guaranty agreements, pledge agreements, opinions, financing statements and fixture filings, and other like or similar documentation.

     As a result of the recent performance of Sheffield Steel Corporation (together with any of its subsidiaries that is a party to the Financing Agreement as amended, collectively the "Borrower") and other developments, circumstances exist, and have existed since June 1, 2001, that have resulted in defaults under the Financing Agreement as follows:

     (1) The Borrower's violation of the covenants contained in Sections 4.2(i) through (iii) of the Financing Agreement;

     (2) The Borrower's violation of the covenants contained in Section 8.3, 8.7, 8.10, 8.11, and 8.13 of the Financing Agreement; and

     (3) The Borrower's violation of the covenants contained in Section 6.01 of the Indenture dated as of December 1, 1997 between Sheffield Steel Corporation and State Street Bank and Trust Company, Trustee (the "Indenture") as defined as an Event of Default in the Financing Agreement.

     As a result of the Borrower's failure to perform its obligations under the Financing Agreement and the Loan Documents and other defaults as indicated above (the "Specified Events of Default"), an Event of Default has occurred and is currently continuing under the express terms of the Financing Agreement and the Indenture. Other Events of Default also may exist and may be continuing.

Mr. James P. Nolan
As of November 1, 2001
Page 3

     The Borrower has requested that the Lender further forbear from the exercise of its rights and remedies available under the Financing Agreement and the Loan Documents as a result of the occurrence of the Specified Events of Default. The Borrower has also requested that the Lender continue to provide funding to the Borrower under the terms of the Financing Agreement beyond the amount currently outstanding under the Financing Agreement.

     The Lender is willing to grant such further forbearance and to continue to make funds available to the Borrower, but only upon the terms and subject to (i) the conditions and limitations set forth herein; (ii) the terms and conditions of the Twelfth Amendment To Receivable And Inventory Financing Agreement dated as of September 1, 2001 (the "Twelfth Amendment"); and (iii) continuing the Reserve reinstated pursuant to that First Amended and Restated Forbearance Agreement dated as of September 12, 2001.

     This amended and restated forbearance agreement (sometimes hereafter referred to as this "Second Amended Agreement" or "Second Amended Letter Agreement") is to advise you that for the period beginning as of October 1, 2001 and ending at 11:59 p.m., Atlanta time, on December 17, 2001 (hereinafter referred to as the "Forbearance Period"), the Lender, without waiving, curing or ceasing the continuance of the Specified Events of Default, hereby agrees to forbear further from the exercise of its rights and remedies available under the Financing Agreement and the Loan Documents on account of the Specified Events of Default and to continue to provide funding to the Borrower in accordance with the terms of this Second Amended Letter Agreement; provided, however, that the forbearance and continued advance of funds pursuant to the Financing Agreement shall be effective only with respect to specifically enumerated Specified Events of Default and shall automatically terminate and cease to be of force and effect, and the Lender may exercise all of the respective rights and remedies as may be available under the Financing Agreement and the Loan Documents and under applicable law, upon or after the occurrence of any of the following events (individually a "Forbearance Default" and, collectively, the "Forbearance Defaults"):

     1. The Borrower terminates the retention of the currently employed financial advisor and the concurrent failure to engage another financial advisor reasonably acceptable to the Lender prior to the end of the Forbearance Period;

     2. The Borrower, on the days and in the formats currently being provided to the Lender, shall fail to provide to the Lender revised weekly cash flow projections for a forward looking sixteen week period, such projections to include without limitation the impact of extended supplier payment terms, actual or proposed cost reductions and proceeds of proposed asset dispositions;

     3.  [Intentionally deleted];

Mr. James P. Nolan
As of November 1, 2001
Page 4

     4. The Borrower makes any payments during the term of this First Amended Agreement on account of the First Mortgage Notes or the Indenture; and

     5. Any additional defaults other than the Specified Events of Default arise under the Financing Agreement, the Loan Documents and/or the Indenture.

     The Borrower understands and acknowledges that there are no further borrowings and Advances available under the Financing Agreement other than the borrowings and Advances which may be made available in accordance with the terms of this Second Amended Agreement. To obtain such additional borrowings and Advances, the Borrower understands, acknowledges and agrees to continue the modifications made to the Financing Agreement pursuant to the Twelfth Amendment.

     The Borrower further understands, acknowledges and agrees that the termination fee as provided for in Section 2.6 of the Financing Agreement shall be reduced to the amount of $200,000 (the "Reduced Termination Fee") if, on or before November 30, 2001, the Lender receives payment, in cash, of all Obligations due and otherwise owing to the Lender under the Financing Agreement plus the Reduced Termination Fee. In the event the Lender does not receive such payment in full in cash on or before November 30, 2001, the Borrower understands, acknowledges and agrees that a forbearance fee of $100,000 shall be due and fully earned as of November 30, 2001 but payable at the earlier the date the Obligations are paid or December 17, 2001.

     If the Obligations due and otherwise owing to the Lender under the Financing Agreement are paid after November 30, 2001 but before December 17, 2001, the Borrower understands, acknowledges and agrees that the Reduced Termination Fee to be paid of $200,000 as set forth above, shall be increased to $250,000. The Borrower also understands, acknowledges and agrees that an additional forbearance fee of $100,000 shall be due and payable if the Obligations due and owing under the Financing Agreement (inclusive of the Reduced Termination Fee of $250,000) is paid after November 30, 2001 but before December 17, 2001 with this additional forbearance fee being due and payable and fully earned as of the date of payment of the Obligations after November 30, 2001 but no later than December 17, 2001.

     The Borrower further understands, acknowledges and agrees that any mergers or acquisitions as provided for in Section 9.19 of the Financing Agreement shall be prohibited during the Forbearance Period.

     The Borrower further understands, acknowledges and agrees that the requirements of Section 2.2(d) of the Financing Agreement which limited reimbursement for field examinations to $3,500.00 per exam and $7,000.00 with respect to such examinations in the aggregate for any one calendar year shall not be binding upon the Lender during the Forbearance Period. Section 2.2(d) of the Financing Agreement is hereby modified and amended to increase the daily rate for field examiners to $750.00 per day per examiner.

Mr. James P. Nolan
As of November 1, 2001
Page 5

The Borrower also agrees to reimburse the Lender for all out-of-pocket expenses and examiner fees incurred during any field examination that occurs during the Forbearance Period.

     The undertakings of the Lender and the Forbearance Period provided for herein shall not become effective unless and until the Borrower has returned a counterpart of this letter, duly executed by their appropriate representatives, to the Lender prior to 5:00 p.m. Atlanta time on November 13, 2001. Upon such timely return, then the terms and conditions set forth herein and the Twelfth Amendment shall be deemed effective and operative as of November 1, 2001.

     During the Forbearance Period and provided no Forbearance Default exists, and further provided that the terms and conditions of this Second Amended Letter Agreement are satisfied, the Lender agrees that it will not accelerate the indebtedness owed to the Lender under the Financing Agreement or otherwise exercise its rights and remedies as a result of the Specified Events of Default outlined herein. Additionally, and subject to the Borrower's abiding by the terms of this Second Amended Letter Agreement and the non-occurrence of any Forbearance Default, the Lender will continue to make funding available to the Borrower pursuant to the terms and conditions contained in this Second Amended Letter Agreement.

     The Borrower and the Lender hereby agree that the decision by the Lender to grant the forbearance and to continue funding the Borrower as outlined herein is not and shall not be deemed to constitute an undertaking by the Lender to forbear or refrain at any time from halting Loans to, or use of cash collateral in favor of, the Borrower and from exercising any and all rights and remedies available to it under the Financing Agreement or any of the Loan Documents or under applicable law upon the occurrence of any Forbearance Default or the failure to comply with any terms of this Second Amended Letter Agreement. Additionally, notwithstanding the agreement of the Lender to enter into this Second Amended Letter Agreement, the Lender hereby advises the Borrower that, except to the extent of the Lender's forbearance expressly referenced herein through the Forbearance Period specified in this Second Amended Letter Agreement, the Lender requires strict compliance with all of the terms and conditions of the Financing Agreement and each of the Loan Documents; provided, however, that the Lender, shall not be required to issue any notices otherwise required by the Financing Agreement or the Loan Documents with respect to the Specified Events of Default during the term of this Second Amended Agreement.

     This Second Amended Letter Agreement shall constitute an amendment to the letter agreement executed by the parties on or about July 26, 2001 and to the First Amended and Restated Forbearance Agreement dated as of September 12, 2001 (collectively the "Forbearance Agreement"). To the extent the provisions of the Forbearance Agreement are inconsistent with the terms and provisions of this Second

Mr. James P. Nolan
As of November 1, 2001
Page 6

Amended Letter Agreement, the terms and conditions of this Second Amended Letter Agreement shall prevail.

     The Borrower further acknowledges and agrees that: (i) the Specified Events of Default have occurred and are continuing, and shall not be deemed to have been waived, cured or eliminated, in whole or in part, by this Second Amended Letter Agreement, and the Lender expressly reserves all rights with respect to the Specified Events of Default, subject only to the terms in this Second Amended Letter Agreement; (ii) the Borrower ratifies and reaffirms all of the terms and conditions of the Financing Agreement and the Loan Documents, including its liability for the Obligations as defined therein; (iii) the parties have not entered into a mutual disregard of the terms and provision of the Financing Agreement or the Loan Documents, or engaged in any course of dealing in variance with the terms and provisions of the Financing Agreement or the Loan Documents, within the meaning of any applicable law of the State of Georgia, or otherwise; (iv) as of October 31, 2001, principal in the amount of $28,136,749.16 (inclusive of $3,405,482.00 in issued and outstanding letters of credit), plus accrued interest and applicable fees and expenses were due and owing by the Borrower under the Financing Agreement.

     The Borrower acknowledges and agrees, upon the request of the Lender, (i) to promptly cure, or cause to be cured, defects in the execution and delivery of the Loan Documents (including this Second Amended Agreement), resulting from any act or failure to act by the Borrower, or any employee or officer thereof, and
(ii) at its expense, respectively, to promptly execute and deliver to the Lender, or cause to be executed and delivered to the Lender, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Second Amended Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out therein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be requested by the Lender.

     This Second Amended Letter Agreement, taken together with the Financing Agreement and all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and such Second Amended Letter Agreement may not be amended or modified and the Forbearance Period extended unless agreed to in writing executed by all parties signatory to this Second Amended Letter Agreement or as may otherwise be provided for under the terms of the Financing Agreement and the other Loan Documents. This Second Amended Letter Agreement, and any amendments, waivers, consents or supplements hereto may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Time is of the essence for performing all matters set forth in this Second Amended Letter Agreement.

                                    Very truly yours,

                                    BANK OF AMERICA, N.A.


                                    By:     /s/ Stuart Hall
                                       ---------------------------
                                    Name:   Stuart Hall
                                         -------------------------
                                    Title:  Vice President
                                          ------------------------


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

BORROWER:

Read, consented and agreed to
this 13th day of November, 2001

SHEFFIELD STEEL CORPORATION

By:     /s/ Stephen R. Johnson
   ----------------------------
Name:   Stephen R. Johnson
     --------------------------
Title:  Vice President & CFO
      -------------------------

WADDELL'S REBAR FABRICATORS, INC.

By:     /s/ Stephen R. Johnson
   ----------------------------
Name:   Stephen R. Johnson
     --------------------------
Title:  Vice President & CFO
      -------------------------

WELLINGTON INDUSTRIES, INC.

By:     /s/ Stephen R. Johnson
   ----------------------------
Name:   Stephen R. Johnson
     --------------------------
Title:  Vice President & CFO
      -------------------------


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